EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Aegis Funds, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR/A of the Aegis Funds for the year ended December 31, 2023, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Aegis Funds for the stated period.

/s/ Scott L. Barbee		/s/ Justin P. Harrison
Scott L. Barbee		Justin P. Harrison
Principal Executive Officer, Aegis Funds		Principal Financial Officer, Aegis Funds

Dated:	10/9/24

This statement accompanies this report on Form N-CSR/A pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Aegis Funds for purposes of Section 18 of the Securities Exchange Act of 1934.